Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Lesley Hayes, the Chief Executive Officer, and Theodore Sanders, the Chief Financial Officer, of Crailar Technologies Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the year ended December 27, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Dated: April 13, 2015

By: /s/ Lesley Hayes
   Lesley Hayes
   Chief Executive Officer, Chair of the Board and a director
   (Principal Executive Officer)

By: /s/ Theodore Sanders
   Theodore Sanders
   Chief Financial Officer
   (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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